UNITED FRONT, LLC

FINANCIAL STATEMENTS

For the six month period ended June 30, 2011

 (Unaudited)

UNITED FRONT, LCC
BALANCE SHEETS
(Unaudited)
June 30, 2011

ASSETS

CURRENT ASSETS
Cash	$1

Total current assets	1

Property, plant and equipment (net)	3,037

Total assets	$3,038

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

STOCKHOLDERS' EQUITY
Retained earnings	3,777
Net loss	(739)

Total stockholders' equity (deficit)	3,038

Total liabilities and stockholders' equity	$3,038

UNITED FRONT, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

For the six month period ended June 30, 2011

June 30, 2011

REVENUES	$28,351

GENERAL AND ADMINISTRATIVE EXPENSES
Depreciation	693
Office supplies	109
Telephone	423
Travel and entertainment	5,405
Auto	750
Bank service charges	113
Dues and subscriptions	148
Equipment rental	4,907
Postage and delivery	14
Utilities	581
Production expenses	15,947
Income (loss) from operations	(739)
OTHER INCOME (EXPENSE)
Interest, net	-

Net income (loss)	$(739)